UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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NVE Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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11409 Valley View Road Eden Prairie, Minnesota 55344

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD AUGUST 17, 2004

Dear shareholders:

The Annual Meeting of Shareholders of NVE Corporation (the “Company”) will be held at SpringHill Suites by Marriott, 11552 Leona Road, Eden Prairie, Minnesota 55344, on Tuesday, August 17, 2004 at 3:30 p.m. Central Daylight Time, for the following purposes:

1.             To elect six directors to serve until the next Annual Meeting of Shareholders.

2.             To consider and act on such other business as may properly come before the meeting or any adjournment or adjournments thereof.

Accompanying this Notice are a Proxy, Proxy Statement and a copy of the Company’s Annual Report for the fiscal year ended March 31, 2004. You are cordially invited to attend this annual meeting. Only shareholders of record at the close of business on June 18, 2004 are entitled vote at the annual meeting.

Sincerely,

/s/ Richard L. George
Richard L. George
Secretary

July 9, 2004

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES.

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS, AUGUST 17, 2004

GENERAL INFORMATION

This Proxy Statement is furnished to shareholders of NVE Corporation, a Minnesota corporation (“NVE” or the “Company”), in connection with the solicitation of proxies by our Board of Directors for use at the annual meeting of shareholders to be held on Tuesday, August 17, 2004 at 3:30 p.m. local time at SpringHill Suites by Marriott, 11552 Leona Road, Eden Prairie, Minnesota 55344, and at any adjournment thereof (the “2004 Annual Meeting”), for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement and the accompanying form of Proxy were first mailed to our shareholders on or about July 9, 2004.

Annual Meeting Admission

Proof of ownership (such as a recent brokerage statement or letter from your broker) and a form of photo identification are required for admission to the 2004 Annual Meeting.

“Householding” of Documents

We are sending only one annual report and proxy statement to eligible shareholders who share a single address unless we received instructions to the contrary from any shareholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. If a registered shareholder residing at an address with other registered shareholders wishes to receive a separate annual report or proxy statement in the future, he or she may contact Richard L. George, our Secretary, at telephone number (952) 829-9217 or by mail to the address on the cover of this Proxy Statement. You can also request delivery of single copies of our documents if you are receiving multiple copies.

Other Matters and Proposals of Shareholders

Our Board of Directors is not aware that any matter other than those described in the Notice of Annual Meeting of Shareholders to which this Proxy Statement is appended will be presented for action at the 2004 Annual Meeting. If, however, other matters do properly come before the 2004 Annual Meeting, it is the intention of the persons named in our proxy card to vote the proxied shares in accordance with their best judgment on those matters.

If any matters properly come before the shareholders at our 2004 Annual Meeting, but we did not receive notice of it prior to February 15, 2004, the persons named in our proxy card for the 2004 Annual Meeting will have the discretion to vote the proxied shares on such matters in accordance with their best judgment.

Proposals of shareholders intended to be presented at our next annual meeting of shareholders must be received by our Secretary at our executive offices in Eden Prairie, Minnesota, no later than February 14, 2005 for inclusion in our proxy statement and proxy relating to that meeting. The proposal must be in accordance with the provisions of Rule 14a-8 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934. It is suggested the proposal be submitted by certified mail, return receipt requested. Upon receipt of any such proposal, we will determine whether or not to include such proposal in our proxy statement and proxy in accordance with regulations governing the solicitation of proxies. Shareholders who intend to present a proposal at our next annual meeting of shareholders without including such proposal in our proxy statement must provide us with notice of such proposal no later than May 10, 2005. NVE reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Shareholder Communications With the Board

Shareholders and others who wish to communicate with the board as a whole or the individual directors, may write to them at: 11409 Valley View Road, Eden Prairie, Minnesota 55344. All communications sent to this address will be shared with the board or the individual director, if so addressed.

VOTING INFORMATION

Only shareholders of record at the close of business on June 18, 2004 are entitled to execute proxies or to vote at the 2004 Annual Meeting. As of that date there were outstanding 4,496,245 shares of our common stock, $0.01 par value per share (the “Common Stock”). Each holder of Common Stock is entitled to one vote for each share held with respect to the matters mentioned in the foregoing Notice of Annual Meeting of Shareholders and any other matters that may properly come before the 2004 Annual Meeting. A majority of the outstanding shares entitled to vote are required to constitute a quorum at the 2004 Annual Meeting. The affirmative vote of a majority of the Common Stock present, in person or by proxy, and entitled to vote at the 2004 Annual Meeting, is required to approve the matters mentioned in the foregoing Notice of Annual Meeting. Proxies indicating abstention from a vote and broker non-votes will be counted toward determining whether a quorum is present at the 2004 Annual Meeting, but will not be counted toward determining if a majority of the Common Stock present has voted affirmatively.

Solicitation and Revocability of Proxies

We will pay the costs and expenses of solicitation of proxies. In addition to the use of the mails, proxies may be solicited by our directors, officers and regular employees personally or by telephone, but these people will not be specifically compensated for those services.

Proxies in the form enclosed are solicited on behalf of the Board of Directors. Any shareholder giving a proxy in such form may revoke it either by submitting a new proxy card or by completing a ballot at the meeting at any time before it is exercised. Such proxies, if received in time for voting and not revoked, will be voted at the 2004 Annual Meeting in accordance with the specification indicated thereon. If no specification is indicated on a proxy, such proxy will be voted in favor of Proposal 1 described herein.

OWNERSHIP OF VOTING SECURITIES BY PRINCIPAL HOLDERS AND MANAGEMENT

The following table sets forth certain information as of June 18, 2004 with respect to our Common Stock beneficially owned by (1) each person known by us to beneficially own more than five percent of our Common Stock, based solely upon filings made by such persons under Section 13 of the Securities Exchange Act of 1934 (the “Exchange Act”), (2) each director and nominee for director, (3) each named executive officer set forth in the compensation table, and (4) all of the current directors, nominees and executive officers as a group. Except as otherwise indicated, the shareholders listed in the table have sole voting and investment powers with respect to the common stock owned by them.

NAME	ADDRESS	SHARES OWNED		PERCENT
Cypress Semiconductor Corporation	3901 North First Street San Jose, CA 95134	408,000	(1)	8.3%

Bjurman, Barry & Associates	10100 Santa Monica Blvd. Los Angeles, CA 90067	303,910	(2)	6.8%

James M. Daughton	11409 Valley View Rd. Eden Prairie, MN 55344	144,400	(3)	3.2%

Richard L. George	11409 Valley View Rd. Eden Prairie, MN 55344	104,670		2.3%

Daniel A. Baker	11409 Valley View Rd. Eden Prairie, MN 55344	77,885	(4)	1.7%

Jay L. Brown	11409 Valley View Rd. Eden Prairie, MN 55344	35,100	(5)	*

John K. Myers	11409 Valley View Rd. Eden Prairie, MN 55344	11,550	(6)	*

Robert H. Irish	17910-39th Place North Plymouth, MN 55446-1318	8,800	(7)	*

Terrence W. Glarner	3600 IDS Center Minneapolis, MN 55402	13,600	(8)	*

Jeffrey K. Kaszubinski	3901 North First Street San Jose, CA 95134	0	(9)	*

Patricia M. Hollister	3455 Lyman Blvd. Chaska, MN 55318	0		*

All Company directors, nominee for director, officers, and owners of more than 5% of the stock as a group (11 entities)		1,107,915		21.8%

*  Less than 1%

(1) Consists of shares issuable upon the exercise of warrants for shares of common stock of the Company that are currently or will become exercisable within 60 days of June 18, 2004.

(2) As reported in Schedule 13F filed on May 13, 2004 by Bjurman, Barry & Associates (“BB&A”), George Andrew Bjurman, and Owen Thomas Barry III. BB&A has reported that Mssrs. Bjurman and Barry may be deemed to be indirect beneficial owners of the shares held by BB&A as a result of their ownership in and positions with BB&A.

(3) Includes shares owned jointly by Dr. Daughton and his spouse. Includes 57,600 shares issuable upon the exercise of options that are currently or will become exercisable within 60 days of June 18, 2004.

(4) Includes 70,000 shares issuable upon the exercise of options that are currently or will become exercisable within 60 days of June 18, 2004. Excludes unvested options to purchase up to 35,000 shares of common stock of the Company.

(5) Includes 15,100 shares issuable upon the exercise of options that are currently or will become exercisable within 60 days of June 18, 2004. Excludes unvested options to purchase up to 3,850 shares of common stock of the Company.

(6) Includes 11,550 shares issuable upon the exercise of options that are currently or will become exercisable within 60 days of June 18, 2004. Excludes unvested options to purchase up to 21,600 shares of common stock of the Company.

(7) Consists of shares issuable upon the exercise of options that are currently or will become exercisable within 60 days of June 18, 2004.

(8) Includes 13,000 shares issuable upon the exercise of options that are currently or will become exercisable within 60 days of June 18, 2004.

(9) Excludes warrants held by Cypress Semiconductor Corporation, Mr. Kaszubinski’s employer.

PROPOSAL 1. ELECTION OF BOARD OF DIRECTORS

There are six nominees to the Board of Directors this year, and their biographical information is provided below. All directors are to be elected at the 2004 Annual Meeting to serve until the 2005 annual meeting of shareholders. All of the nominees for election as directors, except Ms. Hollister, are presently directors of the Company. The Board of Directors has no reason to believe that any of the nominees will be unable to serve as a director. The individuals named as proxies intend to vote for the nominees listed in this proxy statement. If any nominee should be unable to serve as a director, it is the intention of the individuals named as proxies to vote for the election of such person or persons as the Board of Directors may, in its discretion, recommend.

The affirmative vote of a majority of the Common Shares present, in person or by proxy, and entitled to vote at the annual meeting is required to elect each director.

The Board unanimously recommends a vote FOR each of the director-nominees.

NOMINEE AND PRINCIPAL OCCUPATION	AGE	DIRECTOR SINCE
Terrence W. Glarner President, West Concord Ventures, Inc.	61	1999

Daniel A. Baker President and Chief Executive Officer NVE Corporation	46	2001

James M. Daughton Chief Technical Officer, NVE Corporation	67	1989

Robert H. Irish Consultant	65	1992

Jeffrey K. Kaszubinski CEO, Silicon Magnetic Systems, a Cypress Subsidiary Corporation	49	2002

Patricia M. Hollister Chief Financial Officer FSI International, Inc.	44	N/A

Terrence W. Glarner has been a director since August 1999, and Chairman of the Board since January 2001. Since February 1993, Mr. Glarner has been the President of West Concord Ventures, Inc. Mr. Glarner also consults with Norwest Venture Partners. Prior to starting West Concord Ventures, Mr. Glarner was the President of North Star Ventures, Inc. from 1988 to February 1993, a firm which he joined in 1976. From 1968 to 1976, Mr. Glarner was a Securities Analyst and Vice President in the Research Department of Dain Bosworth, Inc. Mr. Glarner has a B.A. in English from the University of St. Thomas, a J.D. from the University of Minnesota School of Law and is a Chartered Financial Analyst. Mr. Glarner supervised investments in approximately 100 small companies during his involvement with North Star Ventures. Mr. Glarner currently serves as a director of the following publicly-held companies: Aetrium Inc., CIMA Laboratories Inc., Datakey Inc., and FSI International Inc. He is also a director of privately-held Oncotech, Inc.

Daniel A. Baker has been a director and the President and Chief Executive Officer since January 2001. From 1993 until joining NVE, he was President and CEO of Printware, Inc., now known as Printware LLC, which makes high-speed laser imaging systems. Dr. Baker has over 25 years of experience in high-tech industries, including executive positions with Minntech Corporation and Percom Data Corporation. Dr. Baker has Ph.D. and M.S. degrees in engineering from the University of Minnesota, an M.B.A. in finance from the University of Minnesota, and a B.S. in engineering from Case Western Reserve University.

James M. Daughton has been a director since our inception in 1989 and Chief Technical Officer since January 2001. He served as Chairman of the Board and Chief Executive Officer from 1991 to January 2001. From 1974 to 1989, Dr. Daughton held various research and product development positions at Honeywell, Inc. including Vice President of The Solid State Development Center. From 1964 to 1974, he developed magnetic and semiconductor memory devices at IBM Corporation. Dr. Daughton holds a doctorate in electrical engineering from Iowa State University and is an adjunct professor of physics at the University of Minnesota.

Robert H. Irish has been a director since 1992. Mr. Irish has been a consultant since 1999. From 1994 to 1999 he held various sales and sales management positions at Compuware and Prodea Software. From 1988 to 1994, Mr. Irish acted as a consultant and co-investor with Norwest Venture Partners. From 1981 to 1988, he was the Executive Vice President of Centron DPL, responsible for technical marketing, product marketing and research and development. Mr. Irish worked at IBM in management, sales and systems from 1966 to 1981. Mr. Irish attended Rensselaer Polytechnic Institute and received a B.S. in Physics from Syracuse University.

Jeffrey K. Kaszubinski has been a director since July 2002. Mr. Kaszubinski is currently President and Chief Executive Officer of Silicon Magnetic Systems, a Cypress subsidiary corporation which is developing MRAM technology and products. He has worked in the semiconductor memory business for 25 years, the past 15 at Cypress Semiconductor in a variety of executive positions, including product line management, manufacturing, quality assurance, and engineering. Prior to joining Cypress, Mr. Kaszubinski worked at Texas Instruments Inc., where he led the development of groundbreaking nonvolatile memories. Mr. Kaszubinski received a BSEE degree in 1978 from the University of New Orleans and holds five nonvolatile memory patents.

Patricia M. Hollister has served as Chief Financial Officer of FSI International, Inc., since January 1998. She was Corporate Controller from March 1995 to January 1998. Prior to joining FSI, Ms. Hollister was employed by KPMG LLP in Minneapolis, Minnesota where she served over 12 years on various audit and consulting engagements, most recently as a Senior Manager. Ms. Hollister is a director of various FSI owned foreign subsidiaries. FSI designs, manufactures, markets and supports equipment used in the fabrication of microelectronics.

Compensation of Our Directors

Directors receive no cash compensation for their service on our board of directors. Non-employee directors automatically receive a nonqualified option to purchase 6,000 shares upon initial election and 2,000 on each reelection to the board of directors. A $12,500 payment was made in the fiscal year ended March 31, 2004 (fiscal 2004) to former director Herbert Goronkin for services to the Corporation.

Limitation of Our Director’s Liability

Our bylaws provide that we indemnify our officers, directors and employees in accordance with, and to the fullest extent permitted by, the provisions of the Minnesota Business Corporation Act, as it may be amended from time to time.

Section 302A.521 of the Minnesota Business Corporation Act provides that a Minnesota business corporation may indemnify any director, officer, employee or other representative of the corporation made or threatened to be made a party to a proceeding, by reason of the former or present official capacity (as defined) of the person, against judgments, penalties, fines, settlements and reasonable expenses incurred by the person in connection with the proceeding if certain statutory standards are met. “Proceeding” means a threatened, pending or completed civil, criminal, administrative, arbitration or investigative proceeding, including one by or in the right of the corporation. Section 302A.521 contains detailed terms regarding such right of indemnification and reference is made thereto for a complete statement of such indemnification rights.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

BOARD AND COMMITTEE MEETINGS

Our board of directors met seven times in fiscal 2004. All Directors attended all of the meetings of the Board of Directors and meetings of the committees on which they served. Four of the directors attended last year’s annual meeting of shareholders.

The Board of Directors has three standing committees, the Audit Committee, Compensation Committee and Nominating/Corporate Governance Committee. All three committees consist of Messrs. Glarner, Irish, and Kaszubinski. If Ms. Hollister is elected to our Board of Directors, we expect her to be appointed to the Compensation and Nominating/Corporate Governance Committees, and to replace Mr. Irish on the Audit Committee. We would expect Ms. Hollister to be elected chairman of the Audit Committee.

The Board of Directors has determined that Mr. Glarner, Mr. Irish, Mr. Kaszubinski, and Ms. Hollister are independent as defined by Rule 4200(a)(15) of the National Association of Securities Dealers’ (“NASD”) listing standards.

Audit Committee

The Audit Committee met six times in fiscal 2004. The Audit Committee is governed by a written charter, a copy of which is attached as Exhibit A to this proxy statement. The primary responsibility of the Committee is to oversee the Company’s financial reporting process on behalf of the board and the Company’s shareholders. The Board of Directors has determined that Mr. Glarner and Ms. Hollister meet the criteria of “audit committee financial experts” under Item 401 of Regulation S-B promulgated by the Securities and Exchange Commission. Furthermore, the Board of Directors has determined that Mr. Glarner, Mr. Kaszubinski, and Ms. Hollister are “independent” within the meaning of Rule 10A-3 (Listing Standards Relating to Audit Committees) promulgated by the Securities and Exchange Commission. Mr. Irish may not be “independent” under Rule 10A-3 because he is affiliated with a consulting company which received $15,207 for services provided to us in fiscal 2002. Mr. Irish received no direct or indirect cash compensation from us in fiscal 2003 or fiscal 2004. However, as NVE is a “small business issuer” it is not required to comply with the audit committee requirements of Rule 10A-3 until July 31, 2005. The Report of the Audit Committee, including a description of the functions of the Audit Committee, is included as Exhibit B to this Proxy Statement.

Compensation Committee

The Compensation Committee reviews and recommends to the Board of Directors the compensation guidelines for executive officers and other key personnel, and the composition and levels of participation in incentive compensation and fringe benefits for all employees. In addition, the committee oversees administration of our 2000 Stock Option Plan as amended. No member of the Compensation Committee is or has been an officer of NVE. The Compensation Committee met twice in fiscal 2004.

We have no compensation committee interlocks—that is, none of our officers serves as a director or a compensation committee member of a company that has an officer or former officer serving on our board of directors or compensation committee.

Nominating/Corporate Governance Committee

The Nominating/Corporate Governance Committee was established and held its initial meeting in April 2004 to select candidates for the Company’s Board of Directors, select members of various committees and address corporate governance matters. The Nominating/Corporate Governance Committee does not operate under a formal charter.

The Corporation’s process for identifying and evaluating candidates to be nominated to the Board of Directors starts with an evaluation of a candidate by the Nominating and Corporate Governance Committee and the Chief Executive Officer. Candidates can be forwarded to the Nominating and Corporate Governance Committee by members of the Board of Directors and/or the Chief Executive Officer. The Committee recommends to the Board of Directors the slate of directors to serve as management’s nominees for election by the shareholders at the annual meeting. Director candidates may also be identified by shareholders. To date, we have not engaged any third party to assist in identifying or evaluating potential nominees.

Director Qualifications

In evaluating candidates, the Board will require that candidates possess, at a minimum, a desire to serve on the Company’s Board, an ability to contribute to the effectiveness of the Board, an understanding of the function of the Board of a public company and relevant industry knowledge and experience. In addition, while not required of any one candidate, the Board would consider favorably experience, education, training or other expertise in business or financial matters and prior experience serving on boards of public companies. Collectively, the composition of the Board must meet the listing requirements of the Nasdaq Stock Market where the Company’s common stock is listed. In evaluating any candidate for director nominee, the Board will also evaluate the contribution of the proposed nominee toward compliance with the Nasdaq Stock Market listing standards.

Shareholder Nominees

Shareholder proposals for nominations to the Board should be submitted to the Nominating/Corporate Governance Committee at our offices, 11409 Valley View Road, Eden Prairie, Minnesota 55344. To be considered by the Board for nomination at the next succeeding annual meeting, nominations must be delivered not less than 90 days nor more than 120 days prior to the first anniversary of the mailing of the notice of the preceding year’s Annual Meeting.

EXECUTIVE COMPENSATION

The following table indicates the compensation paid in each of the past three fiscal years to our Chief Executive Officer and each of the next most highly compensated executive officers whose total annual salary and bonus for fiscal 2004 exceeded $100,000 (“Named Executive Officers”):

NAME AND PRINCIPAL POSITION	FISCAL YEAR ENDED MARCH 31	SALARY ($)	BONUS ($)	OTHER ANNUAL COMPEN- SATION(1)
Daniel A. Baker	2004	190,000	40,000	—
President and CEO	2003	175,000	25,000	—
	2002	175,000	25,000	—

John K. Myers	2004	120,000	15,625	—
Vice President,	2003	115,577	3,136	—
Development	2002	111,883	12,500	—

Jay L. Brown	2004	110,000	29,207	—
Vice President,	2003	106,462	15,332	—
Sensor Business Unit	2002	102,333	12,500	—

(1)   The total dollar value of all perquisites and other personal benefits was less than 10% of the total annual salary and bonus reported for each named executive officer in each of the past three fiscal years.

Equity Compensation Plan Information

The following table summarizes Common Stock that may be issued as of March 31, 2004 on the exercise of options under our 2000 Stock Option Plan as Amended July 19, 2001. The Plan as Amended was approved by our shareholders.

PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS (A)	WEIGHTED-AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS (B)	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN (A)) (C)
Equity compensation plans approved by security holders	261,430	$5.99	361,530

Equity compensation plans not approved by security holders	—	—	—
Total at March 31, 2004	261,430	$5.99	361,530

Option Grants During Fiscal Year 2004

There were no stock options granted to Named Executive Officers during the last fiscal year.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table indicates the exercise of stock options during the last completed fiscal year by Named Executive Officers:

NAME	NUMBER OF SHARES ACQUIRED ON EXERCISE	VALUE REALIZED ($)	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS HELD AT MARCH 31, 2004 (EXERCISABLE/ UNEXERCISABLE) ($)(1)			VALUE OF UNEXERCISED IN-THE-MONEY OPTIONS HELD AT MARCH 31, 2004 (EXERCISABLE/ UNEXERCISABLE) ($)(2)
Daniel A. Baker	70,000	3,502,756	70,000	/	0	2,877,140	/	2,877,140
John K. Myers	76,850	2,748,985	4,750	/	28,400	194,950	/	1,146,713
Jay L. Brown	39,050	1,432,990	1,400	/	17,550	65,552	/	718,772

(1)   These amounts represent the total number of shares subject to stock options held by the named executive officers at March 31, 2004. The options were granted on various dates during the years 1998 through 2002.

(2)   Based on the closing bid price of the Company’s Common Stock at March 31, 2004 of $47.68 per share less the exercise price of the options. The in-the-money stock option exercise prices range from $0.857 to $10.01. These options were granted at the market price of the stock at the grant date.

Employment Agreement

We have an employment agreement with Daniel A. Baker which set his initial salary and contains non-competition, confidentiality and assignment of invention provisions benefiting the Company. The agreement may be terminated by either Dr. Baker or us upon thirty days written notice. In addition, we may terminate Dr. Baker’s employment for cause or upon his death or incapacity.

Management Bonus Program

We have an incentive compensation plans to provide an opportunity for executive officers and senior management to receive cash bonuses based on individual and company performance. Bonuses (if any) will be given at the discretion of the Board of Directors.

Business Relationships

We have a license agreement with Cypress where each party gained rights to certain of the other party’s patents and other intellectual property, and Cypress agreed to produce semiconductor wafers for us. Cypress was also granted a warrant to purchase up to 400,000 shares of our common stock. Jeffrey K. Kaszubinski, a member of our board of directors, is a Cypress employee and was designated for nomination to our board of directors by Cypress under the terms of our agreement with Cypress.

Independent Accountants

Ernst & Young LLP has audited our financial statements annually since our 2001 fiscal year. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. It is also expected that they will be available to respond to appropriate questions.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires that our officers, directors (and persons who own more than ten percent of our Common Stock) file reports of ownership and changes in ownership with the Securities and Exchange Commission and with us. To our knowledge, we believe that all such filing requirements were timely met during fiscal 2004, except as follows: due to a miscommunication between NVE and Cypress, Cypress filed one late report disclosing that they had been granted a warrant to purchase 2,000 shares. This disclosure is based solely on our review of copies of forms we have received or written representations from reporting persons.

It is important that proxies be returned promptly with instructions as to voting. If you do not expect to attend the meeting in person, please mark, sign, date and send in the proxies by return mail.

ANNUAL REPORT

A copy of the Company’s Annual Report to Shareholders for the fiscal year ended March 31, 2004, including financial statements, accompanies this Notice of Annual Meeting and Proxy Statement. No portion of the Annual Report is incorporated herein or is to be considered proxy soliciting material.

FORM 10-KSB

The Company will furnish without charge to each person whose proxy is being solicited, upon written request of any such person, a copy of the Company’s annual report on Form 10-KSB for the fiscal year ended March 31, 2004, as filed with the Securities and Exchange Commission, including the financial statements and a list of exhibits to such form 10-KSB. The Company will furnish to any such person any exhibit described in the list accompanying the Form 10-KSB upon the advance payment of reasonable fees. Requests for a copy of the Form 10-KSB and/or any exhibit(s) should be directed to the Chief Financial Officer of NVE Corporation, 11409 Valley View Road, Eden Prairie, Minnesota 55344. Your request must contain a representation that, as of June 18, 2004, you were a beneficial owner of shares entitled to vote at the 2004 annual meeting of shareholders.

By Order of the Board of Directors
July 9, 2004

EXHIBIT A
NVE CORPORATION
AUDIT COMMITTEE CHARTER
Amended and Restated on April 19, 2004

Organization and Composition

This charter governs the operations of the NVE Corporation Audit Committee. The Committee shall review and reassess the charter at least annually and obtain the approval of the board of directors. The Committee and it chairman shall be appointed by the board of directors and shall comprise at least three directors. All members of the Committee shall be independent as defined by the Securities and Exchange Commission and the Nasdaq Stock Market. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall be and Audit Committee Financial Expert as defined by the SEC.

Statement of Policy

The Audit Committee shall provide oversight of Company’s financial statements and the financial reporting process, the systems of internal accounting and financial controls, and the annual independent audit of the Company’s financial statements. In so doing, the Committee will encourage free and open communication between the Committee, the independent auditors and management of the Company. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company. The Committee shall have the authority to retain, at the expense of the Company, such special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

Responsibilities and Processes

The primary responsibility of the Committee is to oversee the Company’s financial reporting process on behalf of the board and the Company’s shareholders. Management is responsible for preparing the Company’s financial statements, and the independent auditors are responsible for auditing those financial statements. The Committee will endeavor to set the overall corporate tone for quality financial reporting, sound business risk practices, and ethical behavior.

The following shall be the principal recurring processes of the Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate.

1. Independent Auditors and Audit Function

a. Provide oversight of the independent auditors and have sole authority and responsibility for their appointment, compensation, retention, and termination.

b. Approve the engagement of the independent auditors. Approve all auditing services and authorized non-audit services, except de minimus services, provided by the independent auditors, and the fees and other significant compensation to be paid to the independent auditors.

c. The Audit Committee shall receive on an annual basis a written statement from the independent auditor detailing all relationships between the independent auditor and the Company, consistent with requirements of the Independence Standards Board. The Committee shall review services performed by the independent auditor, including the type and extent of non-audit services performed and the impact that these services may have on the independent auditors independence.

d. Review with the independent auditor (i) the proposed scope of their examination with emphasis on accounting and financial areas where the Committee, the accountants or management believe special attention should be directed; (ii) results of their audit, including their opinion on the financial statements and the independent auditors judgment on the quality, not just the acceptability, of the Company’s accounting principles as applied in the financial statements; (ii) their evaluation of the adequacy of the system of internal controls; (iv) significant disputes, if any, with management; and (v) cooperation received from management in the conduct of the audit.

e. Discuss with the auditors the results of the audit, any significant changes to the Company’s accounting principles and items required to be communicated by the independent auditors in accordance with AICPA SAS 61.

f. Review with management and the independent auditors, based on reports required from the independent auditors, all critical accounting policies and practices to be used; all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments; and other material written communications between the independent auditor and management.

g. Provide sufficient opportunity for the independent auditors to meet with the members of the Audit Committee without members of management present.

2. Financial Results and Financial Statements

a. Review with management and the independent auditors the Company’s annual financial results prior to the release of earnings. Review the Company’s audited financial statements prior to filing or distribution. Review of the annual audited financial statements should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments. Review and comment upon the Company’s annual reports. Recommend to the Company’s Board of Directors the inclusion of the audited financial statements in the Company’s annual report.

b. Review with management and the independent auditors the Company’s quarterly financial results prior to the release of earnings. Review the Company’s quarterly financial statements prior to filing or distribution. Review and comment upon the Company’s quarterly reports. Discuss with the independent auditors the results of their review and any other matter required to be communicated to the Committee by the independent auditors under generally accepted accounting principles.

3. Financial Controls and Procedures

a. Ensure that management has the proper review system in place to assure that the Company’s financial statements, reports and other financial information disseminated to governmental organizations and the public satisfy legal requirements.

b. In consultation with the management and the independent auditors, consider the integrity of the Company’s financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. Review significant findings prepared by the independent auditors together with managements responses. Meet with management at least quarterly to review management’s disclosure of fraud and/or deficiencies, if any, in the design or operations of the Company’s internal controls. Receive reports from management regarding the Company’s system of internal controls and disclosure controls and procedures.

c. Resolve any disagreements between management and the independent auditors regarding financial reporting.

4. Other Areas of Responsibility

a. Establish and administer a code of ethics for senior officers to ensure that the Company’s financial statements, reports and other financial information disseminated to governmental organizations and the public satisfy legal requirements. Grant waivers to senior officers from such code of ethics when appropriate and in the best interest of the Company. Establish and administer any other code of corporate conduct required by the Market or the Commission.

b. Review with the Company’s counsel any legal matters that could have a significant impact on the Company’s financial statements, the Company’s compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies. Receive reports from the Company’s legal counsel regarding any material violation of securities laws or breach of fiduciary duty or similar violation by the Company or any agent of the Company.

c. Approve any Company transactions in which a Company officer, director or 5% or greater shareholder or any affiliate of these persons has a direct or indirect material interest, not including employment of the Company’s officers or the compensation of the Company’s officers or directors.

d. Establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal controls or auditing matters; and (ii) the submission by employees of concerns on a confidential and anonymous basis regarding accounting and auditing matters.

e. Periodically review with management programs established to monitor compliance with the Company’s codes of conduct or other business ethics policies now or hereafter established.

f. Keep and submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each committee meeting with, the Board of Directors.

g. Review and reassess the adequacy of this Charter at least annually. Prepare reports to shareholders and publish this Charter, as required by the SEC or the Nasdaq Stock Market.

Indemnification

The Committee members will be indemnified by the Company to the maximum extent provided under Minnesota law or in accordance with any indemnification agreements between the Company and such Committee members.

EXHIBIT B
AUDIT COMMITTEE REPORT
May 24, 2004

We oversee NVE’s financial reporting process on behalf of the Board of Directors. We act under a written charter, which has been amended to be consistent with the provisions of the Sarbanes-Oxley Act of 2002 as well as related rules issued by The NASDAQ Stock Market. We are planning to change our membership in order to meet the new requirements. A copy of our charter is included in this proxy statement.

Management has the primary responsibility for the financial statements and the reporting process, including maintaining a system of internal controls disclosures and procedures. We are directly responsible for the appointment, compensation, retention, oversight, and termination of the Company’s independent auditors. The independent auditors are responsible for expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles. The committee does not prepare financial statements or conduct audits.

In connection with the March 31, 2004 audited consolidated financial statements, we have reviewed and discussed with management and the independent auditors the Company’s audited consolidated financial statements, including discussions about critical accounting policies, other financial accounting and reporting principles and practices appropriate for the Company, and the reasonableness of significant judgments. We have discussed with the independent auditors the items that are required to be discussed under applicable professional auditing standards and regulations, including items required to be communicated by the independent auditors in accordance with AICPA SAS 61 and discussions about the quality of the financial statements and clarity of the related disclosures. We have also reviewed and considered the written disclosures in the letter received from Ernst & Young LLP, as required by Independence Standards Board Standard No. 1, including a discussion about their independence from the company and management.

Based on the reviews and discussions above, we recommended to the Board of Directors that the audited consolidated financial statements for the year ended March 31, 2004 be included in the Company’s Annual Report on Form 10-KSB which is filed with the Securities and Exchange Commission. The Board approved our recommendation.

We approve all auditing services and authorized non-audit services, except de minimus services, provided by the independent auditors, and the fees and other significant compensation to be paid to the independent auditors.

FEES BILLED TO COMPANY BY ERNST & YOUNG, LLP DURING FISCAL 2004 and 2003:

Audit Fees

The Company incurred total fees of $36,750 and $27,000 relating to the audits of the March 31, 2004 and 2003 financial statements, review of the financial statements included in fiscal 2004 and 2003 quarterly reports on Form 10-QSB and other matters directly relating to the fiscal 2004 and 2003 audits and the filing of our reports on Form 10-KSB for the years ended March 31, 2004 and 2003.

Tax Fees

Fees billed to the Company by Ernst & Young LLP during fiscal 2004 and 2003 for tax compliance totaled $6,688 and $5,650 respectively.

All Other Fees

Fees billed to the company by Ernst & Young LLP during fiscal 2004 and 2003 for all other services totaled $6,500 and $5,500 respectively.

AUDIT COMMITTEE MEMBERS

Terrence W. Glarner
Robert H. Irish
Jeffrey K. Kaszubinski

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

P R O X Y

The undersigned, a holder of common stock of NVE Corporation (the “Company”), hereby appoints Richard L. George and Daniel A. Baker, and each of them, the proxy of the undersigned, with full power of substitution, to attend, represent and vote for the undersigned, all of the shares of the Company which the undersigned would be entitled to vote, at the Annual Meeting of Stockholders of the Company to be held on August 17, 2004 and any adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER SPECIFIED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
SEE REVERSE FOR VOTING INSTRUCTIONS.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 1.

1.	To elect six directors to serve until the next Annual Meeting of Shareholders.
01 Terrence W. Glarner	04 Robert H. Irish
02 Daniel A. Baker	05 Jeffrey K. Kaszubinski
03 James M. Daughton	06 Patricia M. Hollister

☐	Vote FOR all nominees	☐	Vote WITHHELD
(except as marked)	from all nominees

Instructions: To withhold authority to vote for any nominee, strike a line through the name(s).

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

The undersigned acknowledges receipt of a copy of the Notice of Annual Meeting, dated July 9, 2004, relating to the Annual Meeting.
Date

Please sign exactly as name appears on the label. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature(s) in Box